Exhibit 3.i



                            ARTICLES OF INCORPORATION
                                       OF
                                CONDOR FUND, INC.

     KNOW ALL MEN BY THESE PRESENTS:  That the undersigned  incorporator being a natural  person of the age of eighteen years or more and desiring to form a body corporate  under the laws of the State of Colorado does hereby sign,  verify and deliver in duplicate to the  Secretary of State of the State of Colorado,  these

Articles of Incorporation:

                                    ARTICLE I
                                      NAME

     The name of the Corporation shall be: Condor Fund, Inc.


                                   ARTICLE II

                               PERIOD OF DURATION

         The Corporation  shall exist in perpetuity,  from and after the date of filing these Articles of Incorporation  with the Secretary of State of the State of Colorado unless dissolved according to law.

                                   ARTICLE III

                               PURPOSES AND POWERS

     1. PurPoses.  Except as restricted by these Articles of Incorporation,  the

Corporation is organized for the purpose of transacting  all lawful business for which  corporations  may be  incorporated  pursuant to the Colorado  Corporation

Code.

     2. General Powers. Except as restricted by these Articles of Incorporation,

the  Corporation  shall have and may  exercise  all  powers  and rights  which a corporation may exercise legally pursuant to the Colorado Corporation Code.

     3. Issuance of Shares. The board of directors of the Corporation may divide and  issue  any  class of stock  of the  Corporation  in  series  pursuant  to a resolution properly filed with the Secretary of State of the State of Colorado.


                                   ARTICLE IV

                                  CAPITAL STOCK

     The aggregate number of shares which this Corporation  shall have authority to issue is Eight  Hundred  Million  (800,000,000)  shares of no par value each,

which shares shall be designated  "Common Stock";  and Ten Million  (10,000,000)

shares of no par value each, which shares shall be designated  "Preferred Stock"

and which may be issued in one or more series at the  discretion of the Board of

Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series  and  classes,  shall fix the  number of shares in such  series,  and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular  except as otherwise  provided by these Articles of

Incorporation or the Colorado Corporation Code.

     1. Dividends.  Dividends in cash, property or shares shall be paid upon the

Preferred  Stock  for  any  year  on a  cumulative  or  noncumulative  basis  as determined  by a resolution  of the Board of Directors  prior to the issuance of such  Preferred  Stock,  to the  extent  earned  surplus  for each  such year is available, in an amount as determined by a resolution of the Board of Directors.

Such Preferred  Stock  dividends  shall be paid pro rata to holders of Preferred

Stock in any  amount  not less  than nor more than the rate as  determined  by a resolution  of the Board of Directors  prior to the  issuance of such  Preferred

Stock. No other dividend shall be paid on the Preferred Stock.

     Dividends in cash,  property or shares of the  Corporation may be paid upon the Common Stock,  as and when declared by the Board of Directors,  out of funds of the Corporation to the extent and in the manner permitted by law, except that no Common  Stock  dividend  shall be paid for any year  unless  the  holders  of

Preferred  Stock,  if any, shall receive the maximum  allowable  Preferred Stock dividend for such year.

     2.  Distribution  in  Liquidation.  Upon any  liquidation,  dissolution  or winding up of the Corporation,  and after paying or adequately providing for the payment of all its  obligations,  the remainder of the assets of the Corporation shall be distributed,  either in cash or in kind,  first pro rata to the holders of the  Preferred  Stock until an amount to be determined by a resolution of the

Board  of  Directors  prior  to  issuance  of such  Preferred  Stock,  has  been distributed  per share,  and, then, the remainder pro rata to the holders of the

Common Stock.

     3.  Redemption.  The Preferred Stock may be redeemed in whole or in part as determined  by a resolution  of the Board of Directors  prior to the issuance of such  Preferred  Stock,  upon  prior  notice  to the  holders  of  record of the

Preferred Stock, published, mailed and given in such manner and form and on such other terms and  conditions  as may be prescribed by the Bylaws or by resolution of the Board of Directors,  by payment in cash or Common Stock for each share of the Preferred  Stock to be redeemed,  as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Common Stock used to redeem  Preferred  Stock shall be valued as  determined  by a resolution  of the

Board of Directors prior to the issuance of such Preferred  Stock. Any rights to or arising from fractional  shares shall be treated as rights to or arising from one share.  No such purchase or  retirement  shall be made if the capital of the

Corporation would be impaired thereby.

     If less than all the outstanding shares are to be redeemed, such redemption may be made by lot or pro rata as may be  prescribed  by resolution of the Board of Directors;  provided,  however, that the Board of Directors may alternatively invite from  shareholders  offers to the  Corporation of Preferred Stock at less than an amount to be determined by a resolution of the Board of Directors  prior to issuance of such Preferred Stock, and when such offers are invited, the Board of  Directors  shall  then be  required  to buy at the  lowest  price or  prices offered, up to the amount to be purchased.

     From and after the date fixed in any such notice as the date of  redemption

(unless  default  shall  be  made  by  the  Corporation  in the  payment  of the redemption  price),  all  dividends on the Preferred  Stock  thereby  called for redemption  shall  cease to accrue  and all  rights of the  holders  thereof  as stockholders  of the  Corporation,  except the right to receive  the  redemption price, shall cease and terminate.

     Any purchase by the  Corporation of the shares of its Preferred Stock shall not be made at prices in excess of said redemption price.

     4. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding  fractional vote on each matter  submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Colorado Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares  represented  at the meeting and  entitled to vote on the subject matter shall be the act of the  shareholders.  When, with respect to any action to be taken by  shareholders  of this  Corporation,  the laws of Colorado require the vote or concurrence of the holders of two-thirds of the  outstanding shares, of the shares entitled to vote thereon,  or of any class or series, such action may be taken by the vote or  concurrence  of a majority of such shares or class or series thereof.  Cumulative voting shall not be allowed in the election of directors of this Corporation.

     Shares  of  Preferred  Stock  shall  only be  entitled  to such  vote as is determined by the Board of Directors prior to the issuance of such stock, except as  required  by law,  in which  case each  share of  Preferred  Stock  shall be entitled to one vote.

     5. Denial of Preemptive Rights. No holder of any shares of the Corporation,

whether now or hereafter  authorized,  shall have any preemptive or preferential right to acquire any shares or securities of the  Corporation,  including shares or securities held in the treasury of the Corporation.

     6. Conversion  Rights.  Holders of shares of Preferred Stock may be granted the right to convert such Preferred  Stock to Common Stock of the Corporation on such terms as may be determined  by the Board of Directors  prior to issuance of such Preferred Stock.

                                    ARTICLE V

                     TRANSACTIONS WITH INTERESTED DIRECTORS

     No contract or other transaction between the Corporation and one or more of its directors or any other corporation,  firm,  association,  or entity in which one or more of its  directors  are  directors  or  officers  or are  financially interested shall be either void or voidable solely because of such  relationship or interest or solely  because such  directors are present at the meeting of the board of  directors  or a  committee  thereof  which  authorizes,  approves,  or ratifies such contract or  transaction or solely because their votes are counted for such purpose if:

          (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes,  approves, or ratifies the contract or transaction by a vote or consent  sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) The fact of such relationship or interest is disclosed or known to the shareholders  entitled to vote and they authorize,  approve,  or ratify such contract or transaction by vote or written consent; or

          (c)  The  contract  or  transaction  is  fair  and  reasonable  to the corporation.

         Common or  interested  directors  may be  counted  in  determining  the presence  of a quorum at a  meeting  of the board of  directors  or a  committee thereof which authorizes, approves, or ratifies such contract or transaction.


                                   ARTICLE VI

                              CORPORATE OPPORTUNITY

     The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business  opportunities  in which this  Corporation  has expressed an interest  as  determined  from  time  to time by  this  Corporation's  board  of directors as evidenced by resolutions  appearing in the  Corporation's  minutes.

Once such areas of interest  are  delineated,  all such  business  opportunities within  such areas of  interest  which come to the  attention  of the  officers,

directors,  and  other  members  of  management  of this  Corporation  shall  be disclosed  promptly to this  Corporation  and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer,  director  or other  member of  management  may avail  himself  of such opportunity.  Until  such  time  as  this  Corporation,  through  its  board  of directors, has designated an area of interest, the officers, directors and other members of management of this Corporation  shall be free to engage in such areas of  interest  on their own and this  doctrine  shall not limit the rights of any officer,  director or other member of management of this Corporation to continue a business  existing  prior to the time that such area of interest is designated by the  Corporation.  This  provision  shall not be  construed  to  release  any employee  of this  Corporation  (other  than an  officer,  director or member of management) from any duties which he may have to this Corporation.

                                   ARTICLE VII

                                 INDEMNIFICATION

     The Corporation may indemnify any director,  officer, employee,  fiduciary,

or agent  of the  Corporation  to the  full  extent  permitted  by the  Colorado

Corporation Code as in effect at the time of the conduct by such person.


                                  ARTICLE VIII

                                   AMENDMENTS

     The Corporation  reserves the right to amend its Articles of  Incorporation from time to time in accordance with the Colorado Corporation Code.


                                   ARTICLE IX

                        ADOPTION AND AMENDMENT OF BYLAWS

     The  initial  Bylaws of the  Corporation  shall be  adopted by its board of directors. Subject to repeal or change by action of the shareholders,  the power to alter,  amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent  with law or these

Articles of Incorporation.

                                    ARTICLE X

                     REGISTERED OFFICE AND REGISTERED AGENT

     The  address of the initial  registered  office of the  Corporation  is 325

Canyon  Boulevard,  Boulder,  Colorado  80302,  and  the  name  of  the  initial registered  agent at such address is Allen R.  Goldstone.  Either the registered office or the registered agent may be changed in the manner permitted by law.


                                   ARTICLE XI

                           INITIAL BOARD OF DIRECTORS

     The number of directors of the Corporation  shall be fixed by the Bylaws of the Corporation, with the provision that there need be only as many directors as there are  shareholders  in the event  that the  outstanding  shares are held of record by fewer than three  shareholders.  The initial board of directors of the

Corporation shall consist of three (3) directors. The names and addresses of the persons  who  shall  serve as  directors  until  the  first  annual  meeting  of shareholders  and until their  successors  are elected and shall  qualify are as follows:

         Name                                        Address
         ----                                        -------

Allen R. Goldstone                                   325 Canyon Blvd.
                                                     Boulder, CO 80302

Sanford L. Schwartz                                  1720 Fourteenth St.
                                                     Boulder, CO 80302

Robert M. Geller                                     1720 Fourteenth St.
                                                     Boulder, CO 80302

                                   ARTICLE XII

                           LIMITATION OF LIABILITY OF
                   DIRECTORS TO CORPORATIONS AND SHAREHOLDERS

     No  director  shall be liable to the  Corporation  or any  shareholder  fo monetary  damages for breach of  fiduciary  duty as a  director,  except for any matter in  respect  of which  such  director  (a) shall be liable  under  C.R.S.

Section 7-5-114 or any amendment  thereto or successor  provision  thereto;  (b)

shall have breached the  director's  duty of loyalty to the  Corporation  or its shareholders;  (c) shall  have not acted in good  faith or, in  failing  to act,

shall not have acted in good  faith;  (d) shall have acted or failed to act in a manner involving  intentional  misconduct or a knowing  violation of law; or (e)

shall have  derived an improper  personal  benefit.  Neither the  amendment  nor repeal of this  Article,  nor the  adoption of any  provision in the Articles of

Incorporation  inconsistent  with this  Article,  shall  eliminate or reduce the effect  of this  Article  in  respect  of any  matter  occurring  prior  to such amendment,  repeal or adoption of an inconsistent provision.  This Article shall apply to the full extent now permitted by Colorado law or as may be permitted in the  future  by  changes  or  enactments  in  Colorado  law,  including  without limitation C.R.S. Section 7-2-102 and/or C.R.S. Section 7-3-101.

                                  ARTICLE XIII

                                  INCORPORATOR

     The name and address of the incorporator is as follows:

         Name                                        Address
         ----                                        -------

         Jon D. Sawyer                               511 16th St., #400
                                                     Denver, CO 80202

     IN WITNESS WHEREOF, the above-named  incorporator has signed these Articles of Incorporation this 22nd day of December, 1987.


                                                   /s/ Jon D. Sawyer
                                                   -----------------------------
                                                   Jon D. Sawyer

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                              OF CONDOR FUND, INC.

     Pursuant to the provisions of the Colorado Corporation Act, the undersigned

Corporation  adopts the  following  articles  of  amendment  to its  Articles of

Incorporation.

     FIRST: The name of the Corporation is Condor Fund, Inc.

     SECOND:  The following  amendment was adopted by the Board of Directors and

Shareholders  of  the  Corporation  effective  April  18,  1988  in  the  manner prescribed by the Colorado Corporation Code:

     RESOLVED:  That  Articles  I  of  the  Articles  of  Incorporation  of  the

Corporation be, and it hereby is, changed to read as follows:

                                   ARTICLE I

                                      NAME

     The name of the Corporation shall be Condor Capital, Inc.

     THIRD:  The number of shares voting for the amendment  was  sufficient  for approval.

     FOURTH:  The  manner,  if not set  forth in the  amendments,  in which  any exchange, reclassification, or cancellation of issued shares provided for in the amendments shall be effected, are as follows. Not Applicable.

     FIFTH: The manner in which the amendments  effect a change in the amount of stated capital as changed by the amendments are as follows: No Change.


                                       CONDOR FUND, INC.

                                       By  /s/  Allen R. Goldstone
                                           -------------------------------------
                                           Allen R. Goldstone, President


A T T E S T

/s/  Sanford L. Schwartz
------------------------------
Sanford L. Schwartz, Secretary

                STATEMENT ESTABLISHING SERIES OF PREFERRED STOCK
                                       OF
                              CONDOR CAPITAL, INC.

     Pursuant to the requirements of Section 7-4-102 of the Colorado Corporation

Code, the undersigned  Corporation submits the following Statement  Establishing

Series of Preferred Stock.

     FIRST: The name of the Corporation is Condor Capital, Inc.

     SECOND:  A copy of the resolutions  establishing and designating the series and fixing and  determining  the  relative  rights  and  preferences  thereof is attached hereto as Exhibit A.

     THIRD:  Such resolutions were duly adopted by the Board of Directors of the

Corporation on the 25th day of October, 1989.

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused this Statement to be signed by a duly authorized  officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 25th day of October, 1989.


                                         CONDOR CAPITAL, INC.

(S E A L)
                                         By  /s/  Allen R. Goldstone
                                             -----------------------------------
                                             Allen R. Goldstone, President


ATTEST

/s/  Sanford L. Schwartz
------------------------------
Sanford L. Schwartz, Secretary

                    RESOLUTION ESTABLISHING AND DESIGNATING
                      SERIES A CONVERTIBLE PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of the Corporation provides for a class of shares of stock designated "Preferred Stock," and vests in the Board of Directors the authority to specify the number of shares of Preferred Stock to be issued, to divide the Preferred Stock into one or more series within any class thereof, and to fix the number of Shares in such series, and the preferences, rights and restrictions thereof.

     NOW, THEREFORE, be it resolved that there shall be one series of Preferred Stock of the Corporation designated "Series A Convertible Preferred Stock." The number of shares of Series A Convertible Preferred Stock shall be 141,000 shares. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of this series of Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

     1. Dividend Provisions

          (a) The holders of outstanding shares of Series A Convertible Preferred Stock shall not be entitled to receive any dividends.

     2. Liquidation Preference

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of Series A Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock, an amount per share equal to $.01. If the assets and funds to be distributed among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the Corporation legally available for the distribution shall be distributed among the holders of the Series A Convertible Preferred Stock in proportion to the aggregate preferential amount of all shares of Series A Convertible Preferred Stock held by them. After payment has been made to the holders of the Series A convertible Preferred Stock, the holders of the Common Stock shall be entitled to share ratably in the remaining assets on the basis of the number of shares of Common Stock held by them at the time of such liquidation.

          (b) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale or any other corporate reorganization, in which shareholders of the Corporation receive distributions as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the corporation held more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization in which event such consolidation, merger, sale of assets, or reorganization shall not be treated as a liquidation, dissolution or winding up.

     3.  Conversion.   The  Series  A  Convertible   Preferred  Stock  shall  be
automatically   converted  into  Common  Stock  upon  the  following  terms  and conditions (the "Conversion Rights").

          (a) Incidents Causing Conversion.

               (i) Automatic Conversion. Upon the occurrence of the events specified in subparagraph 3(a)(i)(A) below (the "Conditions to Conversion"), all of the outstanding shares of Series A convertible Preferred Stock may be converted into shares of Common Stock in accordance with paragraph 3(b)(i) hereof.

               A. All shares of Series A Convertible Preferred Stock may be converted into Common Stock once WTVE channel 51 has built a new tower which has been approved by the F.C.C. and is operating such that the station's broadcast signal covers substantially all of the Philadelphia metropolitan area.

               B. Promptly upon the occurrence of the conditions to Conversion, the Corporation shall give written notice of such occurrence to each holder of record of Series A Convertible Preferred Stock.

          (b) Mechanics of Conversion

               (i) Automatic Conversion. The applicable conversion shall occur automatically, effective upon the satisfaction of the appropriate Conditions to Conversion, and upon the election of the holder of the Series A Convertible Preferred Stock. The holder of the shares of Convertible Preferred Stock which are converted shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any authorized transfer agent for such stock together with a written statement that he elects to convert his preferred stock to common stock. The Corporation or the transfer agent shall promptly issue and deliver at such office to such holder of Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is thereby entitled. The effective date of such conversion shall be the date upon which the holder provides written notice of his election to convert to the Corporation or transfer agent.

          (c) Conversion Ratio. Each share of Convertible Preferred Stock will be converted into one thousand (1,000) fully paid and nonassessable shares of Common Stock (except as adjusted pursuant to paragraph 3(d) below).

          (d) Adjustment of Conversion Rate.

               (i) Stock Splits: Stock Dividends. If the Corporation shall at any time, or from time to time, after the effective date hereof effect a subdivision of the outstanding Common Stock and not effect a corresponding subdivision of the Series a convertible Preferred Stock, or if the Corporation at any time or from time to time after the effective date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon conversion of the convertible Preferred Stock shall be proportionately increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

          (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance or any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

          (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock, the Corporation will take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (g) Notices. Any notice required to be given to holders of shares of Series A Convertible Preferred Stock shall be deemed given upon deposit in the United States mail, postage prepaid, addressed to such holder of record at his address appearing on the books of the Corporation, or upon personal delivery of the aforementioned address.

     4. Voting Rights. Each share of Series A Convertible Preferred Stock shall entitle the holder to one (1) vote and with respect to each such vote, a holder of shares of Series A convertible Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock together as a single class.

     5. Redemption Provisions. The Series A Convertible Preferred Stock may not be redeemed by the Corporation.

     6. Status of Converted or Reacquired Stock. In case any shares of Series A Convertible Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall cease to be a part of the authorized capital stock of the Corporation.

                STATEMENT ESTABLISHING SERIES OF PREFERRED STOCK
                                       OF
                              CONDOR CAPITAL, INC.

     Pursuant to the requirements of Section 7-4-102 of the Colorado Corporation Code, the undersigned Corporation submits the following Statement Establishing Series of Preferred Stock.

     FIRST: The name of the Corporation is Condor Capital, Inc.

     SECOND: A copy of the resolutions establishing and designating the series and fixing and determining the relative rights and preferences thereof is attached hereto as Exhibit A.

     THIRD: Such resolutions were duly adopted by the Board of Directors of the Corporation on the 22nd day of January, 1990.

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused this Statement to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 22nd day of January, 1990.


                                          CONDOR CAPITAL, INC.

(S E A L)

                                          By  /s/  Allen R. Goldstone
                                              ----------------------------------
                                               Allen R. Goldstone, President

ATTEST

/s/  Sanford L. Schwartz
------------------------------
Sanford L. Schwartz, Secretary

                    RESOLUTION ESTABLISHING AND DESIGNATING
                      SERIES B CONVERTIBLE PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of the Corporation provides for a class of shares of stock designated "Preferred Stock," and vests in the Board of Directors the authority to specify the number of shares of Preferred Stock to be issued, to divide the Preferred Stock into one or more series within any class thereof, and to fix the number of Shares in such series, and the preferences, rights and restrictions thereof.

     NOW, THEREFORE, be it resolved that there shall be one series of Preferred Stock of the Corporation designated "Series B Convertible Preferred Stock." The number of shares of Series B Convertible Preferred Stock shall be 140,000 shares. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of this series of Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

     1. Dividend Provisions

          (a)  The  holders  of  outstanding  shares  of   Series B  Convertible
Preferred Stock shall not be entitled to receive any dividends.

     2. Liquidation Preference

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of Series B Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock, an amount per share equal to $.01. If the assets and funds to be distributed among the holders of the Series B Convertible Preferred Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the Corporation legally available for the distribution shall be distributed among the holders of the Series B Convertible Preferred Stock in proportion to the aggregate preferential amount of all shares of Series B Convertible Preferred Stock held by them. After payment has been made to the holders of the Series B Convertible Preferred Stock, the holders of the Common Stock shall be entitled to share ratably in the remaining assets on the basis of the number of shares of Common Stock held by them at the time of such liquidation.

          (b) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale or any other corporate reorganization, in which shareholders of the Corporation receive distributions as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the corporation held more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization in which event such consolidation, merger, sale of assets, or reorganization shall not be treated as a liquidation, dissolution or winding up.

     3.  Conversion.   The  Series  B  Convertible   Preferred  Stock  shall  be
automatically   converted  into  Common  Stock  upon  the  following  terms  and conditions (the "Conversion Rights").

          (a) Incidents Causing Conversion.

               (i) Automatic Conversion. Upon the occurrence of the events specified in subparagraph 3(a)(i)(A) below (the "Conditions to Conversion"), all of the outstanding shares of Series B Convertible Preferred Stock may be converted into shares of Common Stock in accordance with paragraph 3(b)(i) hereof.

               A. 40,000 shares of Series B Convertible Preferred Stock may be converted into Common Stock once the Corporation's Common Stock is listed for trading on NASDAQ.

               B. 100,000 Shares of Series B Convertible Preferred Stock may be converted into Common Stock once the Corporation has a net worth of at least $2,000,000 as shown on the Corporation's audited financial statements.

               C. Promptly upon the occurrence of either of the Conditions to Conversion, the Corporation shall give written notice of such occurrence to each holder of record of Series B Convertible Preferred Stock.

          (b) Mechanics of Conversion

               (i) Automatic Conversion. The applicable conversion shall occur automatically, effective upon the satisfaction of the appropriate Conditions to Conversion, and upon the election of the holder of the Series B Convertible Preferred Stock. The holder of the shares of Convertible Preferred Stock which are converted shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any authorized transfer agent for such stock together with a written statement that he elects to convert his preferred stock to common stock. The Corporation or the transfer agent shall promptly issue and deliver at such office to such holder of Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is thereby entitled. The effective date of such conversion shall be the date upon which the holder provides written notice of his election to convert to the Corporation or transfer agent.

          (c) Conversion Ratio. Each share of Convertible Preferred Stock will be converted into one thousand (1,000) fully paid and nonassessable shares of Common Stock (except as adjusted pursuant to paragraph 3(d) below).

          (d) Adjustment of Conversion Rate.

               (i) Stock Splits: Stock Dividends. If the Corporation shall at any time, or from time to time, after the effective date hereof effect a subdivision of the outstanding Common Stock and not effect a corresponding subdivision of the Series B Convertible Preferred Stock, or if the Corporation at any time or from time to time after the effective date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon conversion of the convertible Preferred Stock shall be proportionately increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

          (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance or any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

          (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series B Convertible Preferred Stock, the Corporation will take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (g) Notices. Any notice required to be given to holders of shares of Series B Convertible Preferred Stock shall be deemed given upon deposit in the United States mail, postage prepaid, addressed to such holder of record at his address appearing on the books of the Corporation, or upon personal delivery of the aforementioned address.

     4. Voting Rights. Each share of Series B Convertible Preferred Stock shall entitle the holder to one (1) vote and with respect to each such vote, a holder of shares of Series B convertible Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock together as a single class.

     5. Redemption Provisions. The Series B Convertible Preferred Stock may not be redeemed by the Corporation.

     6. Status of Converted or Reacquired Stock. In case any shares of Series B Convertible Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall cease to be a part of the authorized capital stock of the Corporation.



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